Exhibit 99.1

For Immediate Release

For more information contact
Kathleen M. Campbell
Marketing Manager
First Citizens National Bank
15 South Main Street
Mansfield, PA 16933
570-662-0422 (v)
570-662-8512 (f)

March 22, 2005

First Citizens National Bank Announces Sale of Property

First Citizens National Bank recently announced the sale of a property located at 430 North Keystone Avenue in Sayre Pennsylvania to John R. Snell and Alan J. Hoyt. The date of the sell was Monday, March 21, 2005. This facility became a First Citizens National Bank office as part of the November 2000 acquisition of seven offices of Sovereign Bank. In June of 2004, First Citizens acquired two offices of The Legacy Bank, one of which was located at 422 North Elmira Street in Sayre. At that time, the Keystone office was closed and moved to the Elmira Street facility.

Any questions related to the sale of this property should be directed to the President’s office.

First Citizens National Bank, headquartered in Mansfield has offices in Blossburg, Ulysses, Genesee, Sayre, Wellsboro, Troy, Canton, Gillett, Millerton, LeRaysville, and Towanda as well as two in-store offices located in the Mansfield Wal-Mart and Wellsboro Weis Market. For more information on First Citizens National Bank, visit the office nearest you or visit the website at www.firstcitizensbank.com.